Exhibit 99.1

SCIELE PHARMA RAISES 2006 AND
REAFFIRMS 2007 REVENUE AND EARNINGS GUIDANCE

PROVIDES BUSINESS UPDATE AT JPMORGAN HEALTHCARE CONFERENCE

ATLANTA (January 10, 2007) – Speaking today at the JPMorgan Healthcare Conference in San Francisco; Patrick Fourteau, President and Chief Executive Officer of Sciele Pharma, Inc. (NASDAQ:SCRX), raised the Company’s revenue guidance for full-year 2006 to between $290 million and $292 million from the previously announced range of $287 million to $290 million, and raised the earnings guidance to between $1.18 and $1.20 per share from the previously announced range of $1.16 to $1.19 per share.  Mr. Fourteau also reaffirmed the Company’s previously announced full-year 2007 revenue guidance of $335 million to $350 million and diluted earnings per share guidance of $1.53 to $1.62.

Mr. Fourteau reported that Sciele Pharma will begin promoting Zovirax,® which has been licensed from Biovail, in January 2007.  “Zovirax, a well-established and highly recognized brand, is an excellent fit for our business model.  We are confident that strong promotion of Zovirax by both our Women’s Health and Primary Care sales forces will drive growth for the product.” Mr. Fourteau added that the Company is also on track to launch its new OptiNate® formulation in the first half of 2007.

In other developments, Sciele Pharma has completed the initial review of the bioequivalence trial for its new Sular formulation.  Based on the trial results, the Company confirmed that it expects to file a supplemental New Drug Application (sNDA) in the first half of 2007.  Preliminary results demonstrated that the new Sular formulation, utilizing SkyePharma’s Geomatrix® technology, can provide bioequivalence at a lower dose.  The Company plans to conduct an additional trial during the first quarter of 2007 to supplement the information from this initial trial. Clinical results from the initial trial will be combined with data from the additional study in the sNDA filing that the company expects to submit to the FDA.

Sciele Pharma, Inc. Background

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Metabolic and Women’s Health. The Company’s Cardiovascular/Metabolic products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes, and its Women’s Health products are designed to improve the health and well-being of mothers and their babies. Headquartered in Atlanta, Georgia and founded in 1992, Sciele Pharma employs more than 800 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform – an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity and Teamwork. For more information about Sciele Pharma and its products, visit www.sciele.com.

Safe Harbor Statement

This press release contains forward-looking statements (in addition to historical facts) that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings; if we are unsuccessful in obtaining third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels.  If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted.  The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs. We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties.

Strong competition exists in the sales of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products.  We may not be able to protect our competitive position for our promoted products from patent infringers.

Altoprev has experienced manufacturing issues; if the issues recur and cannot be resolved, our ability to acquire the product for sale and sampling will be adversely affected.  Sales of our Robinul product have been adversely affected by the introduction of knock-off and generic product.

We may incur unexpected costs in integrating new products into our operations. If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. We may be unable to develop or market line extensions for our products including Sular, Triglide, Fortamet, and our Prenate Line or, even if developed, obtain patent protection for our line extensions.  Further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our operating results would be adversely affected; our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.  Our new Sular formulation is presently undergoing clinical trial testing.  There can be no assurance that the trial results will be positive, and if they are not, we may not be able to market and sell our new Sular formulation.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business. An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results.  A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales and adversely impact our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them. Further, our business is subject to increasing government price controls and other healthcare cost-containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels). An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our results of operations and liquidity.

If we fail to obtain, or encounter difficulties in obtaining, regulatory approval for new products or new uses of existing products, or if our development agreements are terminated, we will have expended significant resources for no return. Our business and products are highly regulated. The regulatory status of some of our products makes these products subject to increased competition and other risks, and we run the risk that we, or third parties on whom we rely, could violate the governing regulations; if generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.  Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

CONTACT:  Joseph T. Schepers

Director of Investor Relations

678-341-1401

ir@sciele.com